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Exhibit 10.13

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

CONVERTIBLE SECURED PROMISSORY NOTE

$130,290 (principal and accrued interest)	April 1, 2004

        FOR VALUE RECEIVED, HyperSpace Communications, Inc., a Colorado corporation (the "Borrower"), hereby promises to pay to the order of John P. Yeros (the "Lender"), the principal sum of Eighty-Nine Thousand Nine Hundred dollars ($89,900), together with simple interest thereon from the date of this Note on the unpaid principal balance. Interest shall accrue at a rate of nine percent (9%) per annum.

1.    Repayments and Prepayments.

          (a)   (b)    All principal and accrued but unpaid interest under this Note is due and payable upon written demand by the Lender; provided, however, that such demand may not be made prior to June 30, 2005 (the "Maturity Date").

          (c)   All payments shall be made in lawful money of the United States of America at the principal office of the Borrower, or at such other place as the holder hereof may from time to time designate in writing to the Borrower. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of principal, together with accrued interest, may be made without penalty upon thirty (30) days prior written notice to Lender.

          (d)   Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the Borrower for cancellation.

2.    Conversion.    $75,000 of the outstanding principal and interest on this Note shall be, at the demand of the Borrower be, converted into Common Stock of the Borrower ten (10) business days prior to an initial public offering if its shares as follows:

          (a)    Conversion.    Provided the Borrower makes an initial public offering of its shares before June 30, 2005, upon demand as outlined above, $75,000 of the Note shall be converted into that number of shares of Common Stock of the Borrower determined by dividing (A) $$75,000, by (B) twenty-five cents ($0.25).

          (b)    Mechanics of Conversion.    In connection with such conversion of this Note, the Lender shall surrender this Note, duly endorsed, at the principal office of the Borrower. At its expense, the Borrower shall, as soon as practicable thereafter, issue and deliver to the Lender at such principal office a certificate or certificates for the common stock (bearing such legends as may be required or advisable in the opinion of counsel to the Borrower), together with a check payable to the Lender for any cash amounts payable as described in Section 2(c) below.

          (c)    No Fractional Shares.    No fractional shares shall be issued upon conversion of this Note. In lieu of the Borrower issuing any fractional shares to the Lender upon the conversion of this Note, the Borrower shall pay to the Lender an amount in cash equal to the product obtained by multiplying the conversion price applied to effect such conversion by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Note, the Borrower shall be released from all its obligations and liabilities under this Note.

          (d)    Anti-dilution.    If the Borrower, at any time prior to the full satisfaction or conversion of this Note, shall subdivide its capital stock, by split or otherwise resulting in a valuation of the Company on a per share basis that is less than thirty one and one quarter cents ($0.25) per share of Common Stock, or issue additional shares of its capital stock (other than by grants of options or securities under a stock option or equity incentive plan of the Borrower) for a purchase price of less than thirty one and one quarter cents ($0.25) per share, then the number of shares issuable upon the conversion of this Note shall forthwith be proportionately increased on a broad based, weighted average basis (based on all outstanding shares of any class of capital stock as well as outstanding and reserved options) to prevent dilution of Lender.

          (e)    Documents.    As a condition of the issuance of this Note, the Lender agrees to execute all necessary and appropriate documents in connection with the conversion of this Note, including, but not limited to, a subscription agreement or certificate of accredited investor containing customary investor representations and warranties.

3.    Events of Default; Acceleration.

        Upon the occurrence of any event of default under this Note, including, but not limited to, any failure to pay to Lender any amounts due and owing hereunder when due, and the written election Lender, the entire unpaid principal balance of this Note and all of the unpaid interest accrued thereon shall be immediately due and payable and the Lender shall have all legal and equitable rights of holders of secured debt instruments.

4.    Liquidation Preference.    In the event that the Company participates in a Liquidation Event (as that term is defined below) prior to the full satisfaction or conversion of this Note. Lender shall be entitled to receive in satisfaction of this Note, and in preference to the holders of any preferred or common stock of Borrower, an amount equal to 1.5 times the principal amount outstanding under this Note, together with any accrued but unpaid interest (the "Liquidation Preference"), as of the date of the Liquidation Event. For the purposes of this Note, a declaration of bankruptcy, a dissolution and winding up of Borrower, or participation of Borrower in a merger, consolidation, combination, exchange, or other corporate transaction at a valuation of less than thirty one and one quarter cents ($0.25) per share of Common Stock in which the shareholders of Borrower immediately prior to the transaction do not own in excess of fifty percent (50%) of the outstanding equity securities of the corporation surviving the corporate transaction shall constitute a "Liquidation Event."

5.    Miscellaneous.

          (a)   With the written consent of Lender, the obligations of the Borrower and the rights of the holders under the Notes may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Borrower, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Note.

          (b)   This Note shall be binding upon the Borrower's successors and assigns, and shall inure to the benefit of the Lender's successors and assigns.

          (c)   In no event shall the interest rate and other charges under this Note exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the outstanding principal amount hereunder and the provisions thereof shall be amended to provide for the highest permissible rate. If there is no outstanding principal amount under this Note, Lender shall refund such excess to the Borrower.

          (d)   This Note and the rights and obligations of the Company, the Lender, or any subsequent holder of this Note shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the state of Colorado, without regard to conflicts of law principles. No party hereto, holder hereof, or beneficiary hereunder shall commence or prosecute any action, suit, proceeding or claim arising under or by reason of this Note other than in the state or federal courts located in the city and county of Denver, Colorado. The Company, the Lender, and each subsequent holder of this Note irrevocably consents to the jurisdiction and venue of the courts identified in the preceding sentence in connection with any action, suit, proceeding or claim arising under or by reason of this Note.

          (e)   The Borrower hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise.

          (f)    Nothing contained in this Note shall be construed as conferring upon the Lender or any other person the right to vote or to consent or to receive notices as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Note Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

          (g)   This Note is secured by all of the assets of the Borrower, including, but not limited to all of its Intellectual Property.

          (h)   The parties hereby expressly waive presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest, and any other formality.

BORROWER:
HYPERSPACE COMMUNICATION, INC

(signature)
(print name)
(title)

LENDER:
JOHN YEROS

(signature)
(print name)

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  Exhibit 10.13
CONVERTIBLE SECURED PROMISSORY NOTE